UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report: No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2008, Bioject Medical Technologies Inc. (the “Company”) entered into an Amendment to Employment Agreement with Dr. Richard Stout, its Executive Vice President and Chief Medical Officer. The primary effect of the amendment is to delay the payment of Dr. Stout’s severance if necessary to comply with Section 409A of the Internal Revenue Code and to provide that severance payments will be made on regularly scheduled payroll dates. The amendment is filed as Exhibit 10.1 hereto.

Also on December 31, 2008, the Company entered into a Second Amendment to Standard Employment Agreement with Ms. Christine Farrell, its Vice President of Finance. The primary effect of the amendment is to provide for severance benefits and accelerated vesting if her employment is terminated for Good Reason (as defined in the amendment). Her prior agreement provided for severance and accelerated vesting only if she was terminated without cause. The amendment is filed as Exhibit 10.2 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

10.1	Amendment to Employment Agreement, dated December 31, 2008, between Bioject Medical Technologies Inc. and Dr. Richard Stout.

10.2	Second Amendment to Standard Employment Agreement, dated December 31, 2008, between Bioject Medical Technologies Inc. and Ms. Christine Farrell.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2009	BIOJECT MEDICAL TECHNOLOGIES INC. (Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell Vice President of Finance (Principal Financial and Accounting Officer)

2